As filed with the Securities and Exchange Commission on August 26, 2016

Registration No. 333-207596

Registration No. 333-200316

Registration No. 333-196688

Registration No. 333-191699

Registration No. 333-190539

Registration No. 333-188627

Registration No. 333-177644

Registration No. 333-175046

Registration No. 333-150340

Registration No. 333-141429

Registration No. 333-130409

Registration No. 333-114476

Registration No. 333-112017

Registration No. 333-106632

Registration No.   333-99469

Registration No.   333-73236

Registration No.   333-65648

Registration No.   333-46330

Registration No.   333-33236

Registration No.   333-92845

Registration No.   333-38265

Registration No.   333-28819

Registration No.   333-20017

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-3477246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Delaware Avenue, Suite 1100

Wilmington, Delaware 19801

(Address of Principal Executive Offices)

David W. Carickhoff

Chapter 11 Trustee

300 Delaware Avenue

Suite 1100

Wilmington, Delaware 19801

(302) 777-4350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Alan M. Root, Esq.

Archer & Greiner P.C.

300 Delaware Avenue

Suite 1100

Wilmington, DE 19801

(302) 777-4350

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

Wave Systems Corp. (the “Company”) is filing this Post-Effective Amendment No. 1 to each of the following registration statements on Form S-3 (collectively, the “Registration Statements”) to deregister securities of the Company, if any, that remain unsold under the Registration Statements:

•	Registration Statement on Form S-3 (File No. 333-207596), filed on October 26, 2015, registering 13,154,286 shares of Class A Common Stock (“Common Stock”), par value $0.01 per share;

•	Registration Statement on Form S-3 (File No. 333-200316), originally filed on November 17, 2014, and amended on December 18, 2014, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of preferred stock (“Preferred Stock”), par value $0.01 per share, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $15,000,000;

•	Registration Statement on Form S-3 (File No. 333-196688), filed on June 12, 2014, increasing the maximum aggregate initial offering price of Common Stock registered under Registration Statement on Form S-3 (File No. 333-190539) by $2,322,783;

•	Registration Statement on Form S-3 (File No. 333-191699), originally filed on October 11, 2013, and amended on October 25, 2013, registering 372,578 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-190539), originally filed on August 9, 2013, and amended on September 4, 2013, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $20,000,000;

•	Registration Statement on Form S-3 (File No. 333-188627), originally filed on May 15, 2013, and amended on each of June 17, 2013 and June 19, 2013, registering 1,807,230 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-177644), originally filed on November 1, 2011, and amended on each of December 13, 2011, January 3, 2012 and January 19, 2012, registering 5,267,374 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-175046), filed on June 21, 2011, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $30,000,000;

•	Registration Statement on Form S-3 (File No. 333-150340), filed on April 18, 2008, and amended on each of May 30, 2008 and June 20, 2008, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $25,000,000;

•	Registration Statement on Form S-3 (File No. 333-141429), filed on March 20, 2007, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $25,000,000;

•	Registration Statement on Form S-3 (File No. 333-130409), filed on December 16, 2005, registering an indeterminate number of (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) Warrants, and (iv) Units, having an aggregate initial offering price not to exceed $25,000,000;

•	Registration Statement on Form S-3 (File No. 333-114476), filed on April 15, 2004, registering an indeterminate number of (i) shares of Common Stock, and (ii) Warrants, having an aggregate initial offering price not to exceed $25,000,000;

•	Registration Statement on Form S-3 (File No. 333-112017), originally filed on January 20, 2004, and amended on February 12, 2004, registering 4,862,532 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-106632), originally filed on June 30, 2003, and amended on August 20, 2003, registering 12,593,880 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-99469), originally filed on September 12, 2002, and amended on each of January 8, 2003, May 15, 2003, June 30, 2003 and August 12, 2003, registering 1,700,000 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-73236), filed on November 13, 2001, registering 333,000 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-65648), originally filed on July 23, 2001, and amended on August 20, 2001, registering 667,000 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-46330), filed on September 21, 2000, registering 1,182,678 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-33236), filed on March 24, 2000, registering 3,600,800 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-92845), filed on December 15, 1999, registering 1,590,178 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-38265), originally filed on October 20, 1997, and amended on December 5, 1997, registering 5,858,340 shares of Common Stock;

•	Registration Statement on Form S-3 (File No. 333-28819), originally filed on June 9, 1997, and amended on June 16, 1997, registering 2,677,500 shares of Common Stock; and

•	Registration Statement on Form S-3 (File No. 333-20017), originally filed on January 17, 1997, and amended on each of March 7, 1997 and March 24, 1997, registering 3,115,577 shares of Common Stock.

On February 1, 2016, the Company commenced a bankruptcy case (the “Chapter 7 Case”) by filing a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 16, 2016, the Bankruptcy Court entered an order converting the Chapter 7 Case to a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code (the “Chapter 11 Case”). As a result, since May 20, 2016, the Company has been operated under a court appointed Chapter 11 Trustee under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. As contemplated by the Company’s Plan of Reorganization (originally filed with the Bankruptcy Court on June 17, 2016 and amended on August 23, 2016 and as further amended, modified or supplemented from time to time (the “Plan of Reorganization”)), all shares of capital stock of the Company outstanding on the effective date of the Plan of Reorganization, including shares of Common Stock, Preferred Stock and other direct or indirect ownership interests in the Company, and all options, warrants and other rights to acquire, sell or exchange any such securities or interests, will be cancelled, released and extinguished, and the holders of such equity interests shall not receive any distribution of property on account of such equity interests, unless amounts remain in the bankruptcy estate following satisfaction of all allowed claims of the Company’s creditors.

As a result of the Chapter 11 Case and the contemplated Plan of Reorganization, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 26, 2016.

WAVE SYSTEMS CORP.

By:	/s/ David W. Carickhoff
David W. Carickhoff
Chapter 11 Trustee